Exhibit 5.1

ATLANTA
MIAMI
ORLANDO
ST. PETERSBURG
TALLAHASSEE
TAMPA
Carlton Fields		WEST PALM BEACH

	ATTORNEYS AT LAW		One Atlantic Center
1201 West Peachtree Street, Suite 3000
Atlanta, Georgia 30309-3455

Wayne Shortridge			404.815.3400
404.815.3399 direct			404.815.3415 fax
wshorfridge@carltonfields.com			www.carltonfields.com
November 19, 2008
Ebix, Inc.
5 Course Parkway, Suite 3200
Atlanta, GA 30328
Attention: Board of Directors

Re:	Ebix, Inc.
Registration Statement on Form S-1 /A
Gentlemen:
     We have acted as counsel to Ebix, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-l/A, Registration No. 333-150371 (the “Registration Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of 1,443,285 shares of the Company’s common stock, $0.10 par value (the “Common Stock”) by those certain selling stockholders named in the Registration Statement (the “Selling Stockholders”) of which 652,716 shares are issuable pursuant to that certain secured convertible promissory note (the “Note”) issued by the Company to Whitebox VSC, Ltd. (“Whitebox”) on December 18, 2007.
     In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the Certificate of Incorporation of the Company, as amended, (b) the bylaws of the Company, (c) resolutions adopted by the Board of Directors of the Company relating to the registration of the Common Stock by the Company, and (d) the Registration Statement.
     We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the

November 3, 2008

authenticity of the original of such documents. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, statements and representations of the officers and other representatives of the Company.
     Based upon the foregoing, and in reliance thereon, we are of the opinion that the shares of Common Stock which are issued and outstanding and held by the Selling Stockholders and those shares issued, pursuant to the Note or when issued in accordance with the terms of the Note, as the case may be, are and will be validly issued, fully paid, and non-assessable Common Stock of the Company.
     Without limiting the generality of the foregoing, we express no opinion as to the applicability of any securities laws or regulations except to the extent specifically provided above in this opinion, or bankruptcy or solvency laws or regulations, or environmental law or regulations of the United States of America or any state or other jurisdiction.
     This opinion is limited to the laws in effect as of the date hereof and is intended solely for your benefit, and can be relied upon solely by you. This opinion is not to be furnished, quoted, or referenced to anyone else, including any governmental agency, without the prior written consent of this firm. We hereby consent to be named in the Registration Statement and as attorneys to the extent of opinions provided herein. Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

Very truly yours, CARLTON FIELDS, P.A.
By:	/s/ Wayne Shortridge
Wayne Shortridge